Calculation of Filing Fee Tables
S-8
TEN Holdings, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share, to be issued pursuant to the TEN Holdings, Inc. Amended and Restated 2024 Equity Incentive Plan	Other	266,666	$ 1.44	$ 383,999.04	0.0001381	$ 53.03
Total Offering Amounts:						$ 383,999.04		$ 53.03
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 53.03
Offering Note
[1]	(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the amount to be registered also covers any additional shares of the Registrant's common stock, par value $0.0001 per share ("Common Stock"), as the case may be, that become issuable under the TEN Holdings, Inc. Amended and Restated 2024 Equity Incentive Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant's Common Stock. (2) Estimated in accordance with Rule 457(c) and Rule 457(h) solely for the purposes of calculating the registration fee and based on the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Capital Market on April 8, 2026, which date is within five business days prior to the filing of this Registration Statement. (3) Represents 4,000,000 shares of the Registrant's Common Stock approved for issuance upon adoption of the Plan by the Registrant's shareholders on September 28, 2024, as adjusted for the 1-for-15 reverse stock split on December 1, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources